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                                                                     EXHIBIT 5.1


BAKER BOTTS L.L.P.                              ONE SHELL PLAZA       AUSTIN
                                                910 LOUISIANA         BAKU
                                                HOUSTON, TEXAS        DALLAS
                                                77002-4995            HOUSTON
                                                713.229.1234          LONDON
                                                FAX 713.229.1522      MOSCOW
                                                                      NEW YORK
                                                                      RIYADH
                                                                      WASHINGTON


October 23, 2003

020475.0104


Pride International, Inc.
5847 San Felipe, Suite 3300
Houston, Texas  77057

Ladies and Gentlemen:

            As set forth in the Registration Statement on Form S-3 (Registration No. 333-107996; the "Registration Statement") filed by Pride International, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering and sale of (i) $300,000,000 aggregate principal amount of 3-1/4% Convertible Senior Notes Due 2033 (the "Notes") issued pursuant to an Indenture dated as of May 1, 1997 between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as trustee (the "Trustee"), as supplemented by a Fourth Supplemental Indenture thereto dated as of September 10, 2001 and a Sixth Supplemental Indenture thereto dated as of April 28, 2003 (as so supplemented, the "Indenture"), and (ii) such indeterminate number of shares of common stock, par value $.01 per share, of the Company issuable upon the conversion of the Notes (the "Conversion Shares"), in each case that may be sold by the selling securityholders referred to in the Registration Statement from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with the Notes and the Conversion Shares are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

            In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of the Certificate of Incorporation and Bylaws of the Company, each as amended to date, the Indenture, the Notes, corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In addition, we have assumed that (i) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee and (ii) the Notes have been duly authenticated by the Trustee.


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BAKER BOTTS L.L.P.

Pride International, Inc.               2                       October 23, 2003



            On the basis of the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

            1. The Notes constitute legal, valid and binding obligations of the Company, enforceable against the Company, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            2. The Conversion Shares have been duly authorized and reserved for issuance and, when certificates representing the Conversion Shares have been duly executed, countersigned, registered and delivered upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, the Conversion Shares will be validly issued, fully paid and non-assessable.

            The opinions set forth above are limited in all respects to matters of the laws of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ BAKER BOTTS L.L.P.

JDK/TRF/ANM